CONSENT OF DIRECTORS
IN LIEU OF SPECIAL MEETING
OF
LIGHT MANAGEMENT GROUP, INC.

		Pursuant to regulations and laws of the State of Nevada, specifically NRA 92A.200 articles of Mergers and Exchanges of Interest, the undersigned, being all of the directors of Light
Management Group, Inc. (Light) a Nevada corporation, acting without a meeting, DO HEREBY UNANIMOUSLY ADOPT the following resolutions and DO HEREBY UNANIMOUSLY CONSENT to the taking of the action therein set forth.
RESOLVED, that the Board of Directors of the Light deems it advisable and in the best interest of the Company and its shareholders that the Company acquire as a wholly owned subsidiary of Laser Show Systems (Canada) Ltd.
(Laser), a Canadian corporation, by way of an exchange of shares of the company for 100% of the capital structure of Laser (the Exchange);
FURTHER RESOLVED, that, the Exchange be effected pursuant to an Agreement and Plan of Share Exchange attached hereto as Exhibit A and incorporated herein by this reference, and that the Exchange has been approved by the requisite majority of shareholders of Light;
	DISCUSSED, that the members of the Board are interested directors in the transaction, however, disclosure to the shareholders and their approval of the Exchange resolves any issues.
FURTHER RESOLVED, that, the President of the Company is hereby authorized and directed, on behalf of the Company to execute such Agreement and Plan of Share Exchange;
and
FURTHER RESOLVED, that any officer or officers of the Company are hereby authorized and directed to procure any government authorizations, licenses and/or permits, execute and file any documents and take any actions that such officer(s) may deem to be necessary or desirable to accomplish the purposes of the foregoing resolution.
The procurement of any such authorization(s), license(s), and/or permit(s), the execution or filing of any document(s) or the taking of any such action(s) by such officer(s) shall constitute conclusive evidence that the officer(s) deemed such document(s) or action(s) to be necessary or desirable to accomplish the purpose of these resolutions.
			The execution of this consent shall constitute a written waiver of any notice required by the Laws of Nevada or the Companys
By-laws. The actions set forth herein shall be effective when the last director signs this consent.


						Light Management Group, Inc.



Date: May 19, 1999				By:/s/Barrington L. Simon
						Barrington L. Simon, President


						Light Management Group, Inc.


						By:/s/Bryan Latimer
						Bryan Latimer, Director


						Light Management Group, Inc.



						By:/s/Ian Brock
						Ian Brock, Director